UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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LifeHealthCare, Inc.

(Name of Registrant As Specified In Its Charter)

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LifeHealthCare, Inc.
315 Post Road West, 2nd Floor
Westport, CT 06880

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of LifeHealthCare, Inc., a Delaware corporation (the “Company”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to inform each of you that the holders of a majority of the shares of outstanding common stock of the Company have approved and authorized, by written consent dated December 7, 2010, the resolutions of the Board of Directors of the Company (the “Board”) approving and authorizing the following actions:

(1) increasing the number of authorized shares of the Company’s common stock from 50 Million shares to 300 Million shares (the “Share Increase”); and

(2) an Amendment to the Company’s Certificate of Incorporation (the “Amendment”) effectuating the Share Increase. (collectively, the “Board Actions”).

                The mailing address for purposes of communicating with the Company is 315 Post Road West; 2nd Floor; Westport, Connecticut 06880.

THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL PURPOSES TO NOTIFY THE COMPANY’S STOCKHOLDERS OF ANTICIPATED EVENTS WHICH WILL RESULT IN THE THE INCREASE IN THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK, AND AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE THE SHARE INCREASE. THE PROPOSED AMENDMENT AND OTHER CORPORATE ACTIONS DESCRIBED ABOVE WILL NOT TAKE EFFECT UNTIL TWENTY (20) DAYS AFTER THIS INFORMATION STATEMENT IS MAILED TO OUR STOCKHOLDERS.

The date of this Information Statement is December 30, 2010.

Under Delaware law, the affirmative vote of a majority of the holders of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), is required to approve the Share Increase and the Amendment.  As of December 7, 2010, the Company had outstanding 38,976,429 shares of Common Stock.  Each share of Common Stock has one vote.  Prior to the mailing of this Information Statement, certain of our stockholders holding a majority of our outstanding voting shares signed written consents approving the Board Actions as well as approving the execution and filing of all necessary documentation to evidence and effectuate the transactions.  As a result, the Share Increase and the Amendment have been duly approved and neither a special meeting of our stockholders nor additional written consents are necessary.  This Information Statement is provided to the stockholders of record as of December 7, 2010.

APPROVAL BY OUR DIRECTORS

The Board believes that the Board Actions are in the best interest of the Company and its stockholders.  In order to obtain the required approval of our stockholders, we could have either convened a special meeting of the stockholders for the specific purpose of voting on the Board Actions, or we could have sought written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company.  In order to eliminate the cost and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company. The elimination of the need for a special meeting of stockholders to approve the Board Actions is made possible by Section 228 of the Delaware General Corporation Law, which provides, in pertinent part, that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

As noted, as of December 7, 2010, the Company had 38,976,429 shares of Common Stock of the Company issued and outstanding.  The number of votes by written consent of the holders of outstanding shares of common stock of the Company approving the Share Increase exceeded the vote required.  Accordingly, the Share Increase was approved.  No further votes or written consents of our stockholders are required for the Company to effect the Share Increase.

BOARD ACTIONS

SHARE INCREASE

The Board has determined that the Share Increase would be in the best interest of the Company and its stockholders.  The Company will effect the Share Increase by filing an amendment to its Certificate of Incorporation, in the form attached hereto as Appendix A.  The principal purpose of the increase in the number of shares of Common Stock the Company is authorized to issue is to make certain that there are authorized adequate shares of an outstanding Convertible Note, which if converted would result in inadequate amount of shares to accommodate the Note Conversion.

The Board made this determination because, in its business judgment, 50,000,000 authorized shares would not provide adequate coverage to convert the $102,555 Note into shares at a conversion rate of $.001 per share and further the current amount of authorized shares would not provide adequate flexibility to the Company in engaging in future capital raising transactions, acquisitions, or other transactions which might require the issuance of Common Stock.  Conversion of the Note would result in change of control in favor of the holder.

AMENDMENT

The holders of a majority of the shares of Common Stock approved in writing an amendment to our Certificate of Incorporation to accomplish the Share Increase.  A copy of the proposed Amendment is attached as Appendix A to this Information Statement and should be read by stockholders in its entirety.

NO APPRAISAL OR DISSENTERS’ RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ rights or appraisal of their shares of Common Stock in connection with the approval of the actions described in this Information Statement.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the Reverse Split.  This summary is intended for general information only and may not apply to you if you are a person subject to special treatment under U.S. federal income tax laws, such as an insurance company, a financial institution, a broker-dealer, a tax-exempt organization, a real estate investment trust, a partnership or other pass-through entity, a regulated investment company, a U.S. holder whose functional currency is not the U.S. dollar, a U.S. expatriate, or a person that holds Company shares as a position in a straddle, as part of a synthetic security or hedge, or as part of a conversion transaction or other integrated investment.  This summary also does not address the tax consequences to a U.S. holder’s stockholders, partners or beneficiaries.  Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to the receipt, ownership and disposition of the Company shares pursuant to the Reverse Split. We assume in this discussion that you hold the Company shares as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on information provided by the Company, current provisions of the Code, Treasury Regulations, judicial opinions, published positions of the U.S. Internal Revenue Service, or “IRS”, and other applicable authorities, all as in effect on the date of this Information Statement and all of which are subject to change, possibly with retroactive effect, and to different interpretations.

You should consult your own tax advisor in analyzing the U.S. federal, state, local and other tax consequences of the receipt, ownership, and disposition of the Company shares pursuant to the Reverse Split, based upon your particular circumstances.

For purposes of this summary, a U.S. holder means any one of the following:

● an individual who is a citizen or resident of the United States;

● a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

● an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust, the administration of which is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, which has elected to continue to be treated as a U.S. person.

If a partnership holds the shares of the Company, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Common Stock or the Preferred Stock, you should consult your tax advisor.

NO ACTION IS REQUIRED

No other votes are necessary or required. This Information Statement is first being mailed or given to stockholders on or about January 8, 2011. In accordance with the Exchange Act, the Written Consent and the approval of the matters described in the Written Consent and this Information Statement will become effective twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of 16,066,666 shares of Common Stock outstanding, as of December 29, 2010 by:

●	Each person known by us to beneficially own 5% or more of the Common Stock,

●	Each of the Company’s current executive officers and directors, and

●	All of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power.  Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.  Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

Except as otherwise indicated in the notes to the following table,

●	We believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and

●	The address for each beneficial owner is in care of the Company.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Ownership
Steven Kessler	508,333	1.69%
Mark Lazar	2,000,000	6.63%
Alberto Salvucci	833,333	2.76%
Joy and Gary Stein (1)	3,333,334	11.06%
Martin C. Licht	2,000,000	6.63%
MacKenzie Design, Ltd.(2)	4,000,000	13.27%
David Khazak	0	0%
Officers and Directors as a group (6 people)	12,675,000	42.04%

(1) Joy Stein is the wife of Gary Stein.  Mr. Stein disclaims beneficial ownership of the 2,333,334 shares owned by Joy Stein.

(2) MacKenzie Design, Ltd. is owned and controlled by Martin C. Licht’s wife.  Mr. Licht disclaims beneficial ownership of the shares owned by MacKenzie.

RELATED TRANSACTIONS

    As of September 30, 2009, Martin Licht, an officer and director of the Company, has advanced the Company $96,829 and $67,780, respectively, to pay for operating costs, patent related costs and the deposit.  These advances are unsecured, non-interest bearing, and due on demand.  On August 25, 2010, the Company issued Mr. Licht a Promissory Note in the amount of $102,555 to memorialize the Company's obligation to Mr. Licht.  The Note is convertible into common stock at $.001 per share in the event of a default.  The Note bears no interest and is due on December 13, 2011.  Mr. Licht and Mr. Stein have pledged all of their shares of common stock of the Company (including the shares owned by their wives) to secure a loan to the Company from Chase Funding, Inc. in the amount of $100,000.  In addition, Mr. Licht and Mr. Stein have agreed to assign all amounts owed to them by the Company to Chase Funding in the event of a default.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

FINANCIAL INFORMATION

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you about us by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement and information that we file later with the SEC will automatically update and supersede this information.

Our financial information is incorporated herein by reference to our annual report on Form 10-KSB for the fiscal year ended September 30, 2009, and our quarterly report on Form 10-QSB most recently filed with the SEC.  A copy of the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2009, may be obtained, at no charge, by written reque st to Mr. Mark Lazar, Chief Executive Officer of the Company, at 315 Post Road West, 2nd Floor, Westport, CT 06880. Copies can also be obtained from the public records section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. We also file documents and reports electronically through the electronic data gathering analysis and retrieval system ("EDGAR") which is publicly available, at no charge, through the SEC's internet worldwide website, http://www.sec.gov.

A copy of the proposed Amendment is attached as Appendix A to this Information Statement and should be read by the stockholders in its entirety.

By order of the
Board of Directors

/s/ Mark Lazar
Mark Lazar
Chief Executive Officer

Westport, Connecticut
December 30, 2010

Appendix A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
LifeHealthCare, Inc.

LifeHealthCare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1.           This Certificate of Amendment amends the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") by amending the Fourth Article thereof to increase the number of authorized shares of the Corporation’s common stock from 50,000,000 shares having a par value of $0.001 each to 300,000,000 shares having a par value of $0.001 each.

2.           The text of Article Fourth of the Certificate of Incorporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Section 1.                      Authorized Shares.

The amount of total authorized capital stock of the Corporation shall be 300,000,000 shares of common stock having a par value of $0.001 each.

3.           The foregoing amendments to the Certificate of Incorporation were duly adopted by vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon.

4.           This amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned authorized officer this 27th day of December, 2010.

LifeHealthCare, Inc.

By:	/s/ Mark Lazar
Name:	Mark Lazar
Title:	Chief Executive Officer